Exhibit 99.1

EXECUTION COPY

$130,000,000

TANGER PROPERTIES LIMITED PARTNERSHIP

3.75% Senior Exchangeable Notes Due 2026

Guaranteed on an unsecured basis by

TANGER FACTORY OUTLET CENTERS, INC.

UNDERWRITING AGREEMENT

August 10, 2006
Citigroup Global Markets Inc.
Banc of America Securities LLC
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

Tanger Properties Limited Partnership, a North Carolina limited partnership (the “Operating Partnership”), proposes to issue and sell to the several Underwriters on Schedule I hereto (the “Underwriters”), $130,000,000 aggregate principal amount of the Operating Partnership’s 3.75% Senior Exchangeable Notes Due 2026 (the “Firm Notes”) pursuant to the terms of this Underwriting Agreement (the “Agreement”). The respective principal amounts of Firm Notes to be so purchased, severally and not jointly, by the several Underwriters are set forth opposite their names in Schedule I hereto. The Operating Partnership also proposes to grant to the Underwriters an option to purchase up to an additional $19,500,000 principal amount of the Operating Partnership’s 3.75% Senior Exchangeable Notes Due 2026 solely to cover over-allotments, if any (the “Option Notes” and, together with the Firm Notes, the “Notes”). The Notes are exchangeable for cash, and, at the option of the Operating Partnership, cash and common shares, par value $0.01 (the “Common Shares”), of Tanger Factory Outlet Centers, Inc., a North Carolina corporation (the “Company”), or a combination thereof, at the exchange rate and on the terms described in the Prospectus (as defined below). The Operating Partnership and the Company hereby confirm their agreements with the Underwriters.

The Company and the Operating Partnership have filed, in accordance with the provisions of the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations thereunder (collectively, the “1933 Act Regulations”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333−136448) (the “Base Registration Statement”) including a base prospectus (the “Base Prospectus”), relating to, among other securities, the Notes and the Common Shares, which incorporates by reference documents which the Operating Partnership and the Company have filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations thereunder (collectively, the “1934 Act Regulations”). The Operating Partnership has prepared and filed with the Commission (or will file within the time period required) pursuant to Rule 424 under the 1933 Act a prospectus supplement (each, a “Prospectus Supplement”) to the Base Prospectus setting forth or incorporating the terms of the offering, sale and plan of distribution of the Notes and additional information concerning the Company, the Operating Partnership and their business. Except where the context otherwise requires, such registration statement, on each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective (each, an “Effective Date”), including all documents filed as part thereof and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the 1933 Act and also including any other registration statement filed pursuant to Rule 462(b) under the 1933 Act, collectively, are herein called the “Registration Statement,” and the Base Prospectus, as supplemented by final Prospectus Supplement, in the form first filed by the Operating Partnership with the Commission pursuant to Rule 424(b) under the 1933 Act, is herein called the “Prospectus.” The Base Prospectus together with the preliminary Prospectus Supplement relating to the Notes, as amended or supplemented, immediately prior to the date and time that this Agreement is executed and delivered by the parties hereto (the “Time of Sale”) is hereafter called the “Pricing Prospectus,” and any “issuer free writing prospectus” (as defined in Rule 433 under the 1933 Act) relating to the Notes is hereafter called an “Issuer Free Writing Prospectus.” The Base Prospectus and the Pricing Prospectus, as supplemented by the Issuer Free Writing Prospectuses, if any, attached and listed in Schedule II hereto or that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package (as defined below), if any, taken together, are hereafter referred to collectively as the “Disclosure Package.” As used herein, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading.

The Notes will be issued pursuant to an indenture, dated as of March 1, 1996 (the “Original Indenture”), as supplemented as described below, between the Company, the Operating Partnership and U.S. Bank National Association (successor to State Street Bank and Trust Company), as trustee (the “Trustee”). The title, aggregate principal amount, rank, interest rate or formula and timing of payments thereof, stated maturity date, exchange terms, redemption and/or repayment provisions, sinking fund requirements and any other variable terms of the Notes shall be established by or pursuant to a fifth supplemental indenture to the Original Indenture (as so supplemented, and as the same may be amended or further supplemented from time to time, the “Indenture”) to be entered into between the Company, the Operating Partnership and the Trustee on or prior to the Closing Date (as defined in Section 2(b)). Notes issued in book-entry form will be registered in the name of Cede & Co. as nominee of The Depository Trust Company (“DTC”) pursuant to a letter agreement, to be dated as of the Closing Date (the “DTC Agreement”), among the Company, the Operating Partnership, the Trustee and DTC.

Any reference in this Agreement to the Registration Statement, the Disclosure Package, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, as of each Effective Date or the date of the Disclosure Package or the Prospectus, as the case may be (it being understood that the several specific references in this Agreement to documents incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus are for clarifying purposes only and are not meant to limit the inclusiveness of any other definition herein). For purposes of this Agreement, all references to the Registration Statement, the Disclosure Package or the Prospectus or any amendment or supplement thereto shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), and such copy shall be identical in content to any Prospectus delivered to the Underwriters for use in connection with the offering of the Notes.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “stated” or “described” in the Registration Statement, the Disclosure Package or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus shall be deemed to include the filing of any document under the 1934 Act which is or is deemed to be incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus, as the case may be.

Section 1.   REPRESENTATIONS AND WARRANTIES.

(a)  The Company and the Operating Partnership jointly and severally represent and warrant to you, as to matters relating to the Company and the Operating Partnership, as of the date hereof and as of the Closing Date (as defined below), as follows.

(i)  The Company and the Operating Partnership meet the requirements for use of Form S-3 under the 1933 Act and have prepared and filed with the Commission an “automatic shelf registration statement” as defined under Rule 405 of the 1933 Act on Form S-3, including a related Base Prospectus, for registration under the 1933 Act of the offering and sale of the Notes. Such Registration Statement, including any amendments or supplements thereto filed prior to the Time of Sale, became effective upon filing. The initial Effective Date of the Registration Statement was not earlier than three years prior to the Time of Sale. The Company and the Operating Partnership may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more Prospectus Supplements relating to the Notes, each of which has previously been furnished to you. The Company and the Operating Partnership will file with the Commission a final Prospectus Supplement relating to the Notes in accordance with Rule 424(b). As filed, such final Prospectus Supplement will contain all information required by the 1933 Act and the rules thereunder, and, except to the extent the Underwriters shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Time of Sale or, to the extent not completed at the Time of Sale, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any other Prospectus Supplement) as the Company or the Operating Partnership has advised you, prior to the Time of Sale, will be included or made therein. The Registration Statement, at the Time of Sale, meets the requirements set forth in Rule 415(a)(1)(x). No stop order suspending the effectiveness of the Registration Statement has been issued, and no notice pursuant to Rule 401(g)(2) of the 1933 Act that would prevent its use shall have been issued and no proceeding for that purpose has been instituted or threatened by the Commission.

(ii)  The Registration Statement on each Effective Date, and the Disclosure Package as of the Time of Sale and the Prospectus as of its date and, as amended or supplemented, if applicable, on the date such amendment or supplement was or will be filed with the Commission in accordance with Rule 424(b), and on the Closing Date and any date on which Option Notes are purchased, comply or will comply, as the case may be, in all material respects with the 1933 Act, the 1934 Act and the Trust Indenture Act of 1939, as amended (the “1939 Act”), and the respective rules and regulations of the Commission thereunder. As of the applicable Effective Date and the Time of Sale, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. On the Effective Date and on the Closing Date, the Indenture did or will comply in all material respects with the 1939 Act and the rules and regulations thereunder. On the date of any filing pursuant to Rule 424(b) and on the Closing Date, any settlement date on which Option Notes are purchased (each, an “Option Closing Date”), the Prospectus, as amended or supplemented, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Provided, however, that the foregoing representations and warranties shall not apply to (i) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T−1) under the 1939 Act of the Trustee, and (ii) statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to the Underwriters furnished to the Operating Partnership or the Company in writing by the Underwriters expressly for use therein, it being agreed and understood that the only such information is that described as such in Section 6(b) hereof.

(iii)  The Disclosure Package at the Time of Sale, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the foregoing representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to the Underwriters furnished to the Company or the Operating Partnership in writing by the Underwriters expressly for use in such Disclosure Package, it being agreed and understood that the only such information is that described as such in Section 6(b) hereof. No statement of material fact included in the Prospectus has been omitted from the Disclosure Package, and no statement of material fact included in the Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.

(iv)  At the time of filing the Registration Statement, (ii) if applicable, at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post−effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the 1934 Act or form of prospectus), (iii) if applicable, at the time the Company, the Operating Partnership or any person acting on their behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Notes in reliance on the exemption in Rule 163, and (iv) at the Time of Sale (with such date being used as the determination date for purposes of this clause (iv)), the Company and the Operating Partnership were or are “well−known seasoned issuers” as defined in Rule 405. The Company and the Operating Partnership have paid the registration fee for this offering pursuant to Rule 456(b)(1) or will pay such fees within the time period required by such rule (without regard to the proviso therein relating to the four business days extension to the payment deadline and otherwise in accordance with Rules 456(b) and 457(r)) and in any event prior to the Closing Date.

(v)  (i) At the earliest time after the filing of the Registration Statement that the Company, the Operating Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Notes and (ii) as of the Time of Sale (with such date being used as the determination date for purposes of this clause (ii)), neither the Company nor the Operating Partnership was or is an Ineligible Issuer (as defined in Rule 405 under the 1933 Act), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(vi)  Each Issuer Free Writing Prospectus does not include any information that conflicts, within the meaning of Rule 433(c) under the 1933 Act with the information contained in the Registration Statement, including any document incorporated by reference therein and any Prospectus Supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists only of such information is that described as such in Section 6(b) hereof.

(vii)  Other than the Disclosure Package, the Company and the Operating Partnership (including their agents and representatives, other than the Underwriters in their capacity as such) have not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the 1933 Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes (each such communication by the Company or the Operating Partnership or their agents and representatives (other than an Issuer Free Writing Prospectus) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the 1933 Act or Rule 134 under the 1933 Act or (ii) the documents listed on Schedule II hereto and other written communications approved in writing in advance by the Underwriters. Each such Issuer Free Writing Prospectus complied in all material respects with the 1933 Act, has been filed in accordance with the 1933 Act (to the extent required thereby) and, when taken together with the Prospectus Supplement accompanying, or delivered prior or subsequent to delivery of such Issuer Free Writing Prospectus, did not, and at the Closing Date and each Option Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the foregoing representation and warranty does not apply to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company or the Operating Partnership in writing by the Underwriters expressly for use in any Issuer Free Writing Prospectus, it being agreed and understood that the only such information is that described as such in Section 6(b) hereof.

(viii)  The accountants who certified the financial statements and supporting schedules thereto included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations. There have been no disagreements with any accountants or “reportable events” (as defined in Item 304 of Regulation S-K promulgated by the Commission) required to be disclosed in the Disclosure Package or the Prospectus or elsewhere pursuant to such Item 304 which have not been so disclosed.

(ix)  The historical consolidated financial statements of the Operating Partnership and of the Company included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly their respective financial positions as of the dates indicated and their respective results of operations for the periods specified. Except as otherwise stated in the Registration Statement, the Disclosure Package and the Prospectus, said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis and comply with the applicable accounting requirements of the 1933 Act (including, without limitation, Rules 3-05 and 3-14 of Regulation S-X promulgated by the Commission), and all adjustments necessary for a fair presentation of the results for such periods have been made. The supporting schedules included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly the information required to be stated therein; and the selected financial data (both historical and pro forma) included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled and derived on a basis consistent with the related financial statements presented or incorporated by reference therein.

(x)  Any historical summaries of revenue and certain operating expenses included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly the revenue and those operating expenses included in such summaries of the properties related thereto for the periods specified in conformity with generally accepted accounting principles. Any pro forma consolidated financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus present fairly the pro forma financial position of the Operating Partnership and its consolidated subsidiaries and the Company and its consolidated subsidiaries as of the dates indicated and the results of operations for the periods specified. Such pro forma financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the audited financial statements of the Operating Partnership and the Company included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, the assumptions on which such pro forma financial statements have been prepared are reasonable and all material assumptions are set forth in the notes thereto, and such pro forma financial statements have been prepared, and the pro forma adjustments set forth therein have been applied, in accordance with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations (including, without limitation, Regulation S-X promulgated by the Commission), and such pro forma adjustments have been properly applied to the historical amounts in the compilation of such statements.

(xi)  Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated therein, (a) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, the Operating Partnership, and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Change”), (b) no material casualty loss or material condemnation or other material adverse event with respect to any of the Centers (as defined below) has occurred, (c) there have been no transactions entered into by the Company, the Operating Partnership or any of their subsidiaries other than those in the ordinary course of business, which are material with respect to the Company, the Operating Partnership and their subsidiaries considered as one enterprise and (d) except for regular quarterly dividends on the

Company’s common shares or dividends or distributions declared, paid or made in accordance with the terms of any outstanding class or series of the Company’s preferred shares which are set forth in the Company’s Amended and Restated Articles of Incorporation, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock and, except for regular quarterly distributions, there has been no distribution of any kind made by the Operating Partnership with respect to its partnership interests.

(xii)  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of North Carolina, with corporate power and authority to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under, or contemplated under, this Agreement.

(xiii)  The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company, the Operating Partnership, and their subsidiaries considered as one enterprise (each, a “Material Adverse Effect”).

(xiv)  The Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated as of November 11, 2005, as amended if applicable (the “Agreement of Limited Partnership”), has been duly and validly authorized, executed and delivered by the Company, the Tanger GP Trust, a Maryland business trust (the “GP Trust”), and by the partners of the Operating Partnership, including the GP Trust in its capacity as sole general partner of the Operating Partnership, and is a valid and binding agreement of the GP Trust and the partners of the Operating Partnership, including the GP Trust in its capacity as sole general partner of the Operating Partnership, enforceable in accordance with its terms. The Operating Partnership has been duly formed and is validly existing and is in good standing under the laws of the State of North Carolina, has power and authority to own, lease and operate its factory outlet centers owned or partially owned on the date hereof (the “Centers”), and to conduct its business as described in the Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not have a Material Adverse Effect. The GP Trust has been duly formed and is validly existing and is in good standing under the laws of the State of Maryland, has power and authority to conduct its business as described in the Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not have a Material Adverse Effect. The GP Trust is the sole general partner of the Operating Partnership and is entitled to all rights, benefits, interests and preferences as a general partner of a North Carolina limited partnership under the laws of the State of North Carolina and the Agreement of Limited Partnership (including, without limitation, those rights, benefits, interests and preferences afforded to the Company as a holder of the general partnership units and the preferred general partnership units under the Agreement of Limited Partnership).

(xv)  The Company is the sole shareholder of the GP Trust. No waivers, consents or approvals of the holders of any class or series of preferred units of partnership interest of the Operating Partnership need to be obtained in connection with the issuance and sale of the Notes, except for those that have been obtained and delivered in writing to the Underwriters before the date hereof.

(xvi)  Each subsidiary (which term, as used in this Agreement, includes corporations, limited and general partnerships, joint ventures and other entities, and includes direct and indirect subsidiaries) of the Operating Partnership and the Company, if any, has been duly formed and is validly existing and in good standing under the laws of the jurisdiction of its origin, has power and authority to own, lease and operate its Centers and to conduct its business as described in the Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not have a Material Adverse Effect. Except as otherwise stated in the Disclosure Package and the Prospectus, all of the issued and outstanding capital stock or other ownership interests in each such subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Operating Partnership or the Company, as the case may be, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for security interests granted in respect of indebtedness of the Operating Partnership or the Company or any of their subsidiaries that is described in the Disclosure Package and the Prospectus.

(xvii)  The Operating Partnership is the only Subsidiary that is a “significant subsidiary” of Company (as such term is defined in Rule 1-02 of Regulation S-X). The only Subsidiaries of the Company or the Operating Partnership are (a) the Subsidiaries listed in Exhibit 21 to the Company’s Form 10-K (which is incorporated by reference into the Operating Partnership’s Form 10-K) and (b) certain other Subsidiaries which, considered in the aggregate as a single Subsidiary, do not constitute a “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X). The term “Subsidiary” means a corporation, partnership or limited liability company, a majority of the outstanding voting or economic interests of which are owned or controlled, directly or indirectly by the Company, the Operating Partnership, or by one or more other Subsidiaries of the Company or the Operating Partnership.

(xviii)  The capitalization of the Company and the Operating Partnership are as stated in the Disclosure Package and the Prospectus. The capital stock of the Company and the equity interests in the Operating Partnership (“Units”) have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to preemptive or other similar rights, and the Company has duly reserved a sufficient number of Common Shares for issuance upon exchange of outstanding partnership units in the Operating Partnership. Except as disclosed in the Disclosure Package and the Prospectus, (i) no capital shares of the Company or Units are reserved for any purpose, (ii) except for the Units and upon issuance, the Notes, there are no outstanding securities convertible into or exchangeable for any capital shares of the Company, (iii) there are no outstanding securities convertible into or exchangeable for any Units, and (iv) there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for capital shares of the Company, Units or any other securities of the Company or the Operating Partnership.

(xix)  The Common Shares issuable in exchange for the Notes will be validly issued, fully paid and nonassessable. The board of directors of the Company has duly and validly adopted resolutions reserving such Common Shares for issuance in exchange for the Notes. The holders of outstanding capital shares of the Company are not entitled to preemptive or other rights to subscribe for the Notes or Common Shares issuable in exchange therefor.

(xx)  This Agreement has been duly authorized, executed and delivered by the Operating Partnership and the Company, as applicable.

(xxi)  The Indenture has been duly authorized, executed and delivered by the Operating Partnership and (assuming the due authorization, execution and delivery by the Trustee) constitutes a valid and legally binding agreement of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or general equitable principles. The Indenture has been duly qualified under the 1939 Act and conforms, in all material respects, to the statements and descriptions thereof contained in the Disclosure Package and the Prospectus.

(xxii)  The Notes are in the form contemplated by, and are entitled to the benefits of, the Indenture, and have been duly authorized by all necessary action of the Operating Partnership and at the Closing Date, when issued and authenticated in the manner provided for in the Indenture and delivered and paid for as contemplated by this Agreement, will constitute valid and legally binding obligations of the Operating Partnership, enforceable against the Operating Partnership, in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles. The Notes conform in all material respects to all statements and descriptions related thereto contained in the Disclosure Package and the Prospectus. The form of global note to be used to evidence the Notes will, at the Closing Date, be in due and proper form and will comply with all applicable legal requirements and will be in substantially the form filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement. The Notes rank and will rank equally with all unsecured indebtedness (other than subordinated indebtedness) of the Operating Partnership that is outstanding on the Closing Date or that may be incurred thereafter and senior to all subordinated indebtedness that is outstanding on the Closing Date or that may be incurred thereafter, except that such Notes will be effectively subordinate to the prior claims of each secured mortgage lender to the extent of the property securing such mortgage and any claims of creditors of entities wholly or partly owned, directly or indirectly, by the Operating Partnership to the extent of the assets of those entities.

(xxiii)  None of the Operating Partnership, the Company or any of their subsidiaries is (a) in violation of its agreement of limited partnership, charter, by-laws, or other organizational documents, as applicable, (b) in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Operating Partnership, the Company or any of their subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Operating Partnership, the Company or any of their subsidiaries is subject, or (c) in violation of any statute, law, rule, regulation, judgment, order or decree applicable to the Company, the Operating Partnership or their subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, the Operating Partnership or their subsidiaries or any of its or their properties, except for any such violation or default with respect to subclause (b) only that would not have a Material Adverse Effect. The execution, delivery and performance of this Agreement and the Indenture and the consummation of the transactions contemplated herein and therein and compliance by the Operating Partnership and the Company, each jointly and severally, with obligations hereunder and thereunder, including the issuance of the Common Shares in exchange for the Notes, have been duly authorized by all necessary action, and will not conflict with or constitute (with or without the giving of notice or the passage of time or both) a breach of, or default under (or give rise to any right of termination, redemption, repurchase, cancellation or acceleration), or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Operating Partnership, the Company, or any of their subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Operating Partnership, the Company, or any of their subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Operating Partnership, the Company, or any of their subsidiaries is subject, nor will such action result in any violation of the Agreement of Limited Partnership, charter, by-laws or other organizational documents of the Operating Partnership, the Company, or any of their subsidiaries or any applicable law, statute, rule, regulation, order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Operating Partnership, the Company or any of their subsidiaries or any of their properties.

(xxiv)  Commencing with the Company’s taxable year ended December 31, 1993, the Company has been organized and has operated in conformity with the requirements for its qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”), and its current and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

(xxv)  Neither the Company nor the Operating Partnership is, or will be after giving effect to the offering and sale of the Notes and the application of proceeds thereof as described in the Prospectus, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxvi)  The Notes will be excluded or exempted under, or beyond the purview of, the Commodity Exchange Act, as amended (the “Commodity Exchange Act”), and the rules and regulations of the Commodity Futures Trading Commission thereunder (the “Commodity Exchange Act Regulations”).

(xxvii)  There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Operating Partnership, the Company or any of their subsidiaries threatened against or affecting the Operating Partnership, the Company or any of their subsidiaries which is required to be disclosed in the Disclosure Package and the Prospectus (other than as disclosed therein), or which might be reasonably expected to (a) result in any Material Adverse Change, or (b) materially and adversely affect the property or assets thereof taken as one enterprise or (c) materially and adversely affect the consummation of this Agreement or the transactions contemplated herein. All pending legal or governmental proceedings to which the Operating Partnership, the Company or any of their subsidiaries is a party or of which any property or assets of the Operating Partnership, the Company or any of their subsidiaries is subject which are not described in the Disclosure Package and the Prospectus, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material. There are no contracts or documents of the Operating Partnership, the Company or any of their subsidiaries which are required to be filed as exhibits to the Registration Statement by the 1933 Act or by the 1933 Act Regulations or incorporated by reference into the Registration Statement under the 1934 Act or the 1934 Act Regulations, which have not been so filed or incorporated.

(xxviii)  Neither the Company nor the Operating Partnership is required to own or possess any trademarks, service marks, trade names or copyrights in order to conduct the business to be operated by it which are not currently owned or possessed, the failure of which to own or possess would have a Material Adverse Effect.

(xxix)  No authorization, approval, permit or consent of or registration or qualification with any court or governmental authority or agency is necessary in connection with the consummation by the Operating Partnership or the Company of the transactions contemplated by this Agreement or the Indenture, except such as may be required under the 1933 Act or the 1933 Act Regulations, the 1939 Act or the rules and regulations thereunder, state securities laws or real estate syndication laws.

(xxx)  Each of the Operating Partnership and the Company possesses such certificates, authorities or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct its business as presently conducted, and neither the Operating Partnership nor the Company has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company, the Operating Partnership and their subsidiaries considered as one enterprise.

(xxxi)  The Operating Partnership and the Company have full right, power and authority to own or lease their respective properties and conduct their respective businesses as described in the Registration Statement, the Disclosure Package and the Prospectus, and each of the Operating Partnership and the Company have full right, power and authority to enter into this Agreement and this Agreement has been duly authorized, executed and delivered by the Operating Partnership and the Company.

(xxxii)  The documents incorporated or deemed to be incorporated by reference in the Registration Statement, Prospectus or the Disclosure Package, at the time they became effective or were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1933 Act, the 1934 Act, the 1933 Regulations and the 1934 Act Regulations, and, when read together with the other information in the Prospectus and the Disclosure Package, at the time the Registration Statement or any post-effective amendment became effective and as of the Closing Date or during the period specified in Section 3(g) hereof, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Disclosure Package, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the 1934 Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xxxiii)  (a) Except as otherwise disclosed or referred to in the Prospectus and except as would not have a Material Adverse Effect, the Operating Partnership has good and marketable title to the Centers, in each case free and clear of all liens, encumbrances, claims, security interests and defects, other than as described or referred to in the Disclosure Package and the Prospectus (including the financial statements incorporated by reference therein) or which are not material in amount; (b) all liens, charges, encumbrances, claims, or restrictions on or affecting the properties and assets of the Company or the Operating Partnership which are required to be disclosed in the Disclosure Package and the Prospectus are disclosed therein; (c) neither the Company or the Operating Partnership nor, to the best of the knowledge of the Company or the Operating Partnership, any lessee under a lease relating to any of the Centers, is in default under any of the leases relating to the Centers, and neither the Company nor the Operating Partnership knows of any event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except such defaults that would not have a Material Adverse Effect; (d) each of the Centers is in compliance with all applicable codes and zoning laws and regulations, except for such failures to comply which would not individually or in the aggregate have a Material Adverse Effect; and (e) neither the Company nor the Operating Partnership has knowledge of any pending or threatened condemnation, zoning change, or other proceeding or action that will in any manner affect the size of, use of, improvements on, construction on, or access to the Centers, except as disclosed in the Disclosure Package and the Prospectus or such proceedings or actions that would not have a Material Adverse Effect.

(xxxiv)  The mortgages and deeds of trust encumbering the properties and assets described in the Disclosure Package and the Prospectus are not convertible into an equity ownership interest nor does the Company or the Operating Partnership hold a participating interest therein and said mortgages and deeds of trust will not be cross-defaulted or cross-collateralized with any property not owned or leased by the Company or the Operating Partnership or any of their subsidiaries.

(xxxv)  The Company or the Operating Partnership have coverage under title insurance policies or the indirect benefit of such coverage by having accepted the Centers pursuant to warranty deeds from a grantor who has coverage under prior title insurance policies on each of the Centers in an amount at least equal to the cost of acquisition of such Property.

(xxxvi)  Neither the Operating Partnership nor the Company has any knowledge of: (a) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, “Hazardous Materials”) on any of the Centers or, without independent investigation, any other property on which the Company has an option or (b) any spills, releases, discharges or disposal of Hazardous Materials that have occurred or are presently occurring on or from the Centers as a result of any construction on or operation and use of the Centers or, without independent investigation, any other property on which the Company has an option, which presence or occurrence would have a Material Adverse Effect. In connection with the construction on or operation and use of the Centers, each of the Operating Partnership and the Company has no knowledge of any material failure to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials that would have a Material Adverse Effect.

(xxxvii)  The Company and the Operating Partnership have not, directly or indirectly, taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company or the Operating Partnership to facilitate the sale or resale of the Notes.

(xxxviii)  The Notes shall have an investment grade rating from one or more “nationally recognized statistical rating organizations” (as such term is defined for purposes of Rule 436(g)(2) under the 1933 Act) as of the Closing Date. No nationally recognized statistical rating organization has (i) imposed (or has informed the Company or the Operating Partnership that it is considering imposing) any condition (financial or otherwise) on the Company’s and the Operating Partnership’s retaining any rating assigned to the Company or the Operating Partnership for the securities of either or (ii) has indicated to the Company or the Operating Partnership that it is considering (a) downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of a possible change in, any rating so assigned or (b) any change in the outlook for any rating of the Company or the Operating Partnership or any securities of either.

(xxxix)  The Company, the Operating Partnership and their Subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15 of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company and the Operating Partnership in reports that they file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s and the Operating Partnership’s management as appropriate to allow timely decisions regarding required disclosure. The Company, the Operating Partnership and their Subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(xl)  Except as disclosed in the Disclosure Package and the Prospectus or in any document incorporated by reference therein, since the end of the Company’s and the Operating Partnership’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s or the Operating Partnership’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s or the Operating Partnership’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s the Operating Partnership’s internal control over financial reporting.

(xli)  The Company, the Operating Partnership and their Subsidiaries are in compliance with applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) that are effective and are actively taking steps to ensure that they will be in compliance with other applicable provisions of the Sarbanes-Oxley Act upon the effectiveness of such provisions.

(xlii)  No relationship, direct or indirect, exists between or among the Company or the Operating Partnership on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or the Operating Partnership or their Subsidiaries on the other hand, which is required to be described in the Disclosure Package and the Prospectus which is not so described.

(xliii)  The Company and the Operating Partnership are in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”). No “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which either the Company or the Operating Partnership would have any liability. Neither the Company nor the Operating Partnership has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code. Each “pension plan” for which either the Company or the Operating Partnership would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

(xliv)  Each of the Company and the Operating Partnership and their subsidiaries has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon or otherwise due and payable, except in any case in which the failure so to file such tax returns or pay such taxes and other assessments would not, individually or in the aggregate, have a Material Adverse Effect, and no tax deficiency has been determined adversely to any of the Company, the Operating Partnership or their Subsidiaries which has had (nor does the Company or the Operating Partnership have any knowledge of any tax deficiency which, if determined adversely to it might have) a Material Adverse Effect.

(xlv)  Except as described in the Disclosure Package and the Prospectus, the subsidiaries of the Operating Partnership are not currently prohibited, directly or indirectly, from paying any distributions to the Operating Partnership to the extent permitted by applicable law, from making any other distribution to the Operating Partnership, from repaying to the Operating Partnership for any loans or advances made by the Operating Partnership to any such subsidiaries.

(xlvi)  The Company and the Operating Partnership maintain (i) effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act, as amended, and (ii) a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(xlvii)  Except as disclosed in the Disclosure Package and the Prospectus or in any document incorporated by reference therein, since the end of the Company’s and the Operating Partnership’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s or the Operating Partnership’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s or the Operating Partnership’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s the Operating Partnership’s internal control over financial reporting.

(xlviii)  None of the Company, the Operating Partnership or their Subsidiaries, nor any director, officer, agent, employee or other person associated with or acting on behalf of such entity, has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, or (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xlix)  Other than this Agreement and as set forth in the Disclosure Package and the Prospectus under the heading “Underwriting,” there are no contracts, agreements or understandings between the Company or the Operating Partnership and any person that would give rise to a valid claim against the Company or the Operating Partnership or the Underwriters for a brokerage commission, finder's fee or other like payment with respect to the consummation of the transactions contemplated by this Agreement.

(b)  Any certificate signed by any officer of the Company in such capacity or by the GP Trust as general partner of the Operating Partnership and delivered to the Underwriters or to counsel for the Underwriters in connection with the offering of the Notes shall be deemed a representation and warranty by the Company or the Operating Partnership, as the case may be, to each Underwriter participating in such offering as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at the Closing Date subsequent thereto.

Section 2.   PURCHASE AND SALE.

(a)  On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Operating Partnership agrees to issue and sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of 98.0% of the principal amount, plus accrued interest, if any, from the Closing Date, the principal amount of Notes set forth opposite the name of such Underwriter in Schedule I hereof.

(b)  Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Operating Partnership hereby grants an option to the Underwriters to purchase, severally and not jointly, up to the principal amount of Option Notes set forth in Schedule I hereto at the same purchase price set forth in Schedule I hereto for the Firm Notes. Said option may be exercised only to cover over-allotments in the sale of the Firm Notes by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the Closing Date upon written or telegraphic notice by the Underwriters to the Operating Partnership setting forth the aggregate principal amount of the Option Notes as to which the Underwriters are exercising the option and the settlement date. The aggregate principal amount of Option Notes to be purchased by each Underwriter shall be the same percentage of the total aggregate principal amount of the Option Notes to be purchased by the Underwriters as such Underwriter is purchasing of the Firm Notes, subject to such adjustments as the Underwriters in their absolute discretion shall make to ensure that the Option Notes are not issued in minimum denominations of less than $1,000 or whole multiples thereof.

(c)  Delivery of and payment for the Firm Notes and the Option Notes (if the option provided for in Section 2(b) hereof is exercised on or before the third business day immediately preceding the Closing Date) is to be made at 10:00 a.m., New York time, on the fourth business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Operating Partnership shall agree upon, such time and date being herein referred to as the “Closing Date.” Delivery of the Notes will be made to the Underwriters against payment by the Underwriters of the purchase price thereof to or upon the order of the Operating Partnership by wire transfer payable in same-day funds to an account specified by the Operating Partnership. Delivery of the Firm Notes and the Option Notes is to be made through the facilities of the DTC, New York, New York, unless the Underwriter shall otherwise instruct.

If the option provided for in Section 2(b) hereof is exercised after the third business day immediately preceding the Closing Date, the Operating Partnership will deliver the Option Notes (at the expense of the Operating Partnership) to the Underwriters, at 388 Greenwich Street, New York, New York, on the date specified by the Underwriters (which shall be no less than three business days after exercise of said option), against payment by the Underwriters of the purchase price thereof to or upon the order of the Operating Partnership by wire transfer payable in same-day funds to an account specified by the Operating Partnership. If settlement for the Option Notes occurs after the Closing Date, the Operating Partnership will deliver to the Underwriters on the Option Closing Date, and the obligation of the Underwriters to purchase the Option Notes shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 5 hereof.

(d)  The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Notes as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Notes are to be offered to the public initially at a purchase price of 100% of the principal amount thereof (the “Public Offering Price”) plus accrued interest, if any, from the Closing Date and to certain dealers at a price that represents a concession not in excess of 1.2% of the principal amount thereof.

(e)  Certificates for the Notes shall be in such denominations ($1,000 or integral multiples thereof) and registered in such names as the Underwriters may request in writing at least one full business day before the Closing Date. The Notes will be made available for examination and packaging by the Underwriters in The City of New York not later than 10:00 a.m. New York time, on the business day prior to the Closing Date.

Section 3.   COVENANTS OF THE OPERATING PARTNERSHIP AND THE COMPANY. Each of the Operating Partnership and the Company, jointly and severally, covenants with you, and with each Underwriter participating in the offering of the Notes, as follows:

(a)  Immediately following the execution of this Agreement, the Operating Partnership will prepare a prospectus supplement setting forth the Notes to be offered pursuant to this Agreement, the name of each Underwriter participating in the offering and the name of each additional co-manager, if any, participating in the offering, the price at which the Notes are to be purchased by the Underwriters from the Operating Partnership, the initial public offering price, if any, the selling concession and reallowance, if any, and such other information as you and the Operating Partnership deem appropriate in connection with the offering of the Notes; the Operating Partnership will, by the close of business in New York on the second business day immediately succeeding the date of this Agreement, transmit copies of the Prospectus Supplement to the Commission for filing pursuant to Rule 424(b) and Rule 430B under the 1933 Act Regulations and will furnish to the Underwriters, without charge, as many copies of the Prospectus as you shall reasonably request.

(b)  The Operating Partnership will notify you immediately, and confirm such notice in writing, of (i) the effectiveness of any amendment to the Registration Statement, (ii) the transmittal to the Commission for filing of any prospectus supplement or other supplement or amendment to the Prospectus or any document to be filed pursuant to the 1934 Act, (iii) the receipt of any comments from the Commission, (iv) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Disclosure Package or the Prospectus or for additional information, and (v) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Operating Partnership and the Company will make every reasonable effort to prevent the issuance of any such stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(c)  At any time when the Prospectus is required to be delivered under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations in connection with sales of the Notes, the Operating Partnership or the Company will give the Underwriters notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the 1933 Act Regulations) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, and will furnish to the Underwriters, without charge, copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such documents to which the Underwriters or counsel for the Underwriters shall reasonably object.

(d)  The Company and the Operating Partnership agree that, unless they have or shall have obtained the prior written consent of the Underwriters, they have not made and will not make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company or the Operating Partnership with the Commission or retained by the Company or the Operating Partnership under Rule 433, other than the Issuer Free Writing Prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 3(g) hereto; provided that the prior written consent of the Underwriters shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by the Underwriters is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company and the Operating Partnership agree that (x) they have treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) they have complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company and the Operating Partnership will furnish to the Underwriters, without charge, copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such documents to which the Underwriters or counsel for the Underwriters shall reasonably object.

(e)  The Operating Partnership has furnished or will furnish to each Underwriter, without charge, as many signed and conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) as such Underwriter reasonably requests. The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(f)  The Operating Partnership will furnish, without charge, to each Underwriter, from time to time during the period when the Prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is required to be delivered under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations in connection with sales of the Notes, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(g)  The Operating Partnership will prepare a final term sheet, containing a description of final terms of the Notes and the offering thereof, in the form approved by you and attached as Schedule III hereto, and to file such term sheet as an Issuer Free Writing Prospectus pursuant to Rule 433(d) within the time required by such Rule.

(h)  If at any time when the Prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is required to be delivered under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations in connection with sales of the Notes any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or counsel for the Operating Partnership or the Company, to amend or supplement the Prospectus, any Prospectus Supplement (prior to the availability of the Prospectus) or any Issuer Free Writing Prospectus in order that the Prospectus or the Disclosure Package will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend or supplement the Registration Statement, the Prospectus, any Prospectus Supplement (prior to the availability of the Prospectus) or any Issuer Free Writing Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, then the Operating Partnership and the Company will promptly prepare and file with the Commission, subject to Section 3(c), such amendment or supplement, whether by filing documents pursuant to the 1933 Act, the 1934 Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement, the Disclosure Package or the Prospectus comply with such requirements, and the Operating Partnership and the Company will furnish to the Underwriters, without charge, a reasonable number of copies of such amendment or supplement.

(i)  The Operating Partnership will endeavor, in cooperation with the Underwriters, to qualify the Notes for offering and sale under the applicable securities laws and real estate syndication laws of such states and other jurisdictions of the United States as you may designate; and in each jurisdiction in which the Notes have been so qualified, the Operating Partnership and the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required for the distribution of the Notes; provided, however, that neither the Operating Partnership nor the Company shall be obligated to qualify as a foreign partnership or corporation or subject itself to general service of process in any jurisdiction where it is not so qualified or so subject.

(j)  With respect to each sale of Notes, the Operating Partnership and the Company each will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve month period beginning not later than the earlier of the first day of the Operating Partnership’s or Company’s fiscal quarter, respectively, next following the “effective date” (as defined in such Rule 158) of the Registration Statement.

(k)  The Company will reserve and keep available at all times, free of preemptive rights, the full number of Common Shares issuable in exchange for the Notes.

(l)  Between the date hereof and the Closing Date, the Company and the Operating Partnership will not do or authorize any act or thing that would result in an adjustment of the exchange rate.

(m)  The Company and the Operating Partnership will use their best efforts to meet the requirements to qualify as a REIT and a partnership, respectively, under the Code, unless otherwise determined by the Company’s board of directors.

(n)  The Operating Partnership and the Company, during the period when the Prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is required to be delivered under the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations in connection with sales of the Notes, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods prescribed by the 1934 Act and the 1934 Act Regulations.

(o)  The Company and the Operating Partnership will not, without the prior written consent of the Underwriters, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition during the period described in this subsection (p) (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company and the Operating Partnership or any affiliate thereof or any person in privity with the Company, Operating Partnership or any affiliate of either of them), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any capital shares of the Company, any other debt securities of the Operating Partnership or any securities convertible into or exercisable or exchangeable for such capital shares or other debt securities of the Operating Partnership, or publicly announce an intention to effect any such transaction, for a period beginning at the time of execution of this Agreement and ending 60 days after the date of the final Prospectus Supplement; provided that this Section 3(o) shall not prohibit any issuance of Common Shares (1) as a result of the conversion, exercise or exchange of securities of the Company or the Operating Partnership issued and outstanding as of the Time of Sale that are convertible into or exercisable or exchangeable for Common Shares or (2) pursuant to the Company’s existing employee benefit plan.

In addition, the Company and the Operating Partnership will use commercially reasonable efforts to prevent the officers and directors of the Company and their respective affiliates, other than Stanley K. Tanger, Steven B. Tanger and Frank C. Marchisello, from offering, selling, contracting to sell, pledging or otherwise disposing of (or entering into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establishing or increasing a put equivalent position or liquidating or decreasing a call equivalent position within the meaning of Section 16 of the 1034 Act and the 1934 Act Regulations, any capital shares of the Company, any other debt securities of the Operating Partnership or any securities convertible into or exercisable or exchangeable for such capital shares or other debt securities of the Operating Partnership, or publicly announce an intention to effect any such transaction, for a period of 60 days after the the date of the final Prospectus Supplement, in excess of 40,000 Common Shares in the aggregate, other than Common Shares or debt securities of the Operating Partnership disposed of as bona fide gifts approved by the Underwriters; provided that this Section 3(o) shall not prohibit any transfer that is made (1) by gift, will or intestacy, (2) to a member or members of the immediate family of the officer or director, (3) to a trust or trusts the beneficiaries of which are the undersigned and/or a member or members of the immediate family of the undersigned, (4) to any other officer or director of the Company, and (4) to the Company; provided further that in the case of any such transfer, it shall be a condition to the transfer that (a) the transferee execute an agreement in the form and substance of Exhibit A hereto and (b) the undersigned notifies the Underwriters at least two business days prior to the proposed transfer or disposition. For purposes of this Section 3(o), “immediate family” shall mean a spouse, lineal descendant, father, mother, brother or sister, niece, nephew, mother-in-law, father-in-law, sister-in-law or brother-in-law of the transferor, in each case whether by birth or adoption and including stepchildren.

(p)  The Operating Partnership will use the net proceeds received by it from each sale of Notes in the manner set forth in the Disclosure Package and the Prospectus under the caption “Use of Proceeds.”

(q)  In respect of the offering of the Notes, the Operating Partnership will (i) execute a supplemental indenture designating the series of debt securities to be offered and its related terms and provisions in accordance with the provisions of the Indenture and (ii) qualify the Indenture under the 1939 Act and endeavor to have a Statement of Eligibility submitted on behalf of the Trustee.

(r)  The Company will engage and maintain, at its expense, a Trustee for the Notes.

(s)  Prior to the Closing Date, the Company shall have complete all required filings with the NYSE and other necessary actions in order to cause the Common Shares issuable in exchange for the Notes to be listed and admitted and authorized for trading on the NYSE, subject to notice of issuance.

Section 4.   PAYMENT OF EXPENSES.

(a)  The Operating Partnership and the Company, jointly and severally, agree to pay all expenses incident to the performance of their obligations under this Agreement, including (i) the printing and filing of the Registration Statement as originally filed and each amendment thereto and the Prospectus and any Issuer Free Writing Prospectus and any amendments or supplements thereto, (ii) the reproduction and filing of this Agreement, (iii) the preparation, issuance and delivery of the Notes to the Underwriters, (iv) the fees and disbursements of the Operating Partnership’s and the Company’s counsel and accountants, (v) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Notes under state securities laws and all expenses in connection with the qualification of the Notes for offer and sale under state securities laws as provided in Section 3(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (vi) the printing and delivery to the Underwriters of copies of the Registration Statement as originally filed and of each amendment thereto and the Prospectus and any Issuer Free Writing Prospectus and any amendments or supplements thereto, (vii) the fees and expenses, if any, incurred with respect to the listing of the Notes on any national securities exchange or quotation system, (viii) the fees and expenses incurred in connection with any offer and sale of the Notes outside of the United States, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with offers and sales outside of the United States, (ix) the cost of providing any CUSIP or other identification numbers for the Notes, (x) the fees and expenses of any transfer agent or depository in connection with the Notes, (xi) the fees and expenses, if any, incurred with respect to any filing with the NASD of the terms of the sale of Notes and any related Notes, and (xii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Notes to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the performance of the Company’s other obligations hereunder.

(b)  If the sale of the Notes provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied, because of any termination pursuant to Section 9 hereof or because of any refusal, inability or failure on the part of the Operating Partnership to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Operating Partnership will reimburse the Underwriters severally on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Notes.

Section 5.   CONDITIONS OF UNDERWRITERS’ OBLIGATIONS. The several obligations of the Underwriters to purchase Notes pursuant to this Agreement are subject to the accuracy of the representations and warranties of the Operating Partnership and the Company herein contained, to the accuracy of the statements of the Company’s officers, on behalf of the Company as the sole member of GP Trust in its capacity as general partner of the Operating Partnership and on behalf of the Company and GP Trust, made in any certificate pursuant to the provisions hereof, to the performance by each of the Operating Partnership and the Company of all of its covenants and other obligations hereunder, and to the following further conditions.

(a)  At the Time of Sale or such other time as may be agreed between the parties hereto, the Company and the Operating Partnership shall have furnished to the Underwriters a letter substantially in the form of Exhibit A hereto from each of Stanley K. Tanger, Steven B. Tanger and Frank C. Marchisello addressed to the Underwriters.

(b)  On the Closing Date, (i) the Base Registration Statement and the Registration Statement shall have become effective and any and all filings required by Rule 424 and Rule 430B of the 1933 Act shall have been made within the applicable time period prescribed by, and in compliance with, the rules and regulations under the 1933 Act, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Underwriters and complied with, (ii) no stop order suspending the effectiveness of the Registration Statement, the Prospectus, any Prospectus Supplement or any Issuer Free Writing Prospectus shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, (iii) the rating assigned by any nationally recognized statistical rating organization to the Notes or other securities of the Operating Partnership or the Company as of the execution of this Agreement shall not have been lowered or withdrawn since such execution nor shall such rating organization have publicly announced or otherwise notified the Company since such execution that it has under surveillance or review, with possible negative implications, its rating of the Notes or other securities of the Operating Partnership or the Company, and (iv) there shall not have come to your attention any facts that would cause you to believe that the Disclosure Package, at the Time of Sale, or the Prospectus, at the time it was required to be delivered to purchasers of the Notes, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at such time, not misleading.

(c)  On the Closing Date, you shall have received the favorable opinion, dated as of the Closing Date, of Latham & Watkins LLP, counsel for the Operating Partnership and the Company, in form and substance of Exhibit B hereto and reasonably satisfactory to counsel for the Underwriters.

(d)  The favorable opinion, dated as of the Closing Date, of Vernon, Vernon, Wooten, Brown, Andrews & Garrett, P.A., counsel for the Company and the Operating Partnership, in form and substance reasonably of Exhibit C hereto and reasonably satisfactory to counsel for the Underwriters.

(e)  The favorable opinion, dated as of the Closing Date, of Clifford Chance US LLP, counsel for the Underwriters, with respect to certain matters reasonably requested by the Underwriters.

(f)  In giving their opinions required by subsections (c), (d) and (e), respectively, of this Section, Latham & Watkins LLP, Vernon, Vernon, Wooten, Brown, Andrews & Garrett, P.A. and Clifford Chance US LLP shall each additionally state that nothing has come to their attention that would lead them to believe that (i) each part of the Registration Statement (except for financial statements, supporting schedules and other financial data included or incorporated by reference therein or omitted therefrom and the Form T-1, as to which they need not express any belief), when such part became effective under the 1933 Act and the 1933 Act Regulations, or as of the Time of Sale, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Prospectus or any amendment or supplement thereto (except for financial statements, supporting schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which they need not express any belief), as of the date of the Prospectus Supplement, as of the date of any such amendment or supplement thereto, or as of the Closing Date or any Option Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iii) the Disclosure Package (except for financial statements, supporting schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which they need not express any belief), as of the Time of Sale, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In giving their opinions required by subsections (b)(1), (b)(2) and (b)(3), respectively, of this Section, Latham & Watkins LLP, Vernon, Vernon, Wooten, Brown, Andrews & Garrett, P.A. and Clifford Chance US LLP may rely, as to all matters of fact, upon certificates and written statements of officers and employees of and accountants for the Operating Partnership and the Company and upon certificates of appropriate government officials in such jurisdiction, and Latham & Watkins LLP and Clifford Chance US LLP may additionally rely, as to matters involving the laws of the State of North Carolina, upon the opinion of Vernon, Vernon, Wooten, Brown, Andrews & Garrett, P.A. (or other counsel reasonably satisfactory to counsel for the Underwriters) in form and substance satisfactory to counsel for the Underwriters.

(g)  On the Closing Date, there shall not have been, since the date of this Agreement or since the respective dates as of which information is given in the Disclosure Package or the Prospectus, any Material Adverse Change, whether or not arising in the ordinary course of business; no proceedings shall be pending or, to the knowledge of the Operating Partnership or the Company threatened against the Operating Partnership, the Company, any of their subsidiaries or any of the Centers before or by any Federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding would be reasonably expected and which would materially and adversely affect the business, property, financial condition or income of the Company, the Operating Partnership and their subsidiaries, considered as one enterprise; and you shall have received a certificate of the President or Chief Executive Officer or a Vice President of the Company and of the chief financial or chief accounting officer of the Company in such capacity, and of the general partner of the Operating Partnership, dated as of the Closing Date, to the effect that (i) there has been no such Material Adverse Change or proceedings and (ii) the representations and warranties in Section 1 are true and correct as of the Closing Date.

(h)  At the time of execution of this Agreement, you shall have received a letter dated such date from PricewaterhouseCoopers LLP with respect to both the Disclosure Package and the Prospectus, in form and substance satisfactory to you and PricewaterhouseCoopers LLP.

(i)  On the Closing Date, you shall have received (1)  a letter, dated as of the Closing Date, from PricewaterhouseCoopers LLP with respect to the Prospectus, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the “specified date” referred to shall be a date not more than three business days prior to the Closing Date.

(j)  If applicable, at the time of the execution of this Agreement, you shall have received a letter dated such date from such independent accountants that have prepared any historical financial statements included in or incorporated by reference into the Registration Statement, the Disclosure Package and the Prospectus which financial statements relate to properties or assets acquired or to be acquired by the Operating Partnership or the Company, or any of their Subsidiaries, in form and substance satisfactory to the Underwriters, to the effect that (i) they are independent accountants with respect to the Operating Partnership or the Company, as the case may be, and such properties or assets acquired by the Operating Partnership or the Company, as the case may be, within the meaning of the 1933 Act and the 1933 Act Regulations; and (ii) it is their opinion that the historical financial statements for such properties or assets that have been audited by them and covered by their opinions included or incorporated by reference into the Registration Statement, the Disclosure Package and the Prospectus comply in form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations.

(k)  On the Closing Date, the Notes shall be rated at least "BBB-" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and the Operating Partnership shall have delivered to the Underwriters a letter dated the Closing Date, from such rating agency, or other evidence satisfactory to the Underwriters, confirming that the Notes have such rating; and since the date of this Agreement, there shall not have occurred a downgrading in the rating assigned to the Notes or any of the Operating Partnership's other securities by any nationally recognized statistical rating organization, and no such securities rating agency shall have publicly announced that it has under surveillance or review its rating of the Notes or any of the Operating Partnership's other securities, which does not indicate affirmation or improvement in the rating.

(l)  The Company shall have completed all required filings with the NYSE and other necessary actions in order to cause the Common Shares issuable in exchange for the Notes to be listed and admitted and authorized for trading on the NYSE, subject to notice of issuance.

(m)  In the event that the Underwriters exercise their option, if any, provided in this Agreement as set forth in Section 2(c) hereof to purchase all or any portion of the Option Notes, the representations and warranties of the Operating Partnership and the Company contained herein and the statements in any certificates furnished by the Operating Partnership and the Company hereunder shall be true and correct as of the Option Closing Date and, at the Option Closing Date, you shall have received:

(1)  A certificate, dated the Option Closing Date, of the President and Chief Executive Officer or a Vice President of the Company and of the chief financial or chief accounting officer of the Company on behalf of the Company and on behalf of the Company in its capacity as general partner of the Operating Partnership confirming that the certificate delivered at the Closing Date pursuant to Section 5(c) hereof remains true and correct as of the Option Closing Date.

(2)  The favorable opinion of Latham & Watkins LLP, counsel for the Operating Partnership and the Company, in form and substance satisfactory to counsel for the Underwriters, dated the Option Closing Date, relating to the Option Notes to be purchased on the Option Closing Date and otherwise to the same effect as the opinion required by Sections 5(b)(1) and 5(b)(4) hereof.

(3)  The favorable opinion of Vernon, Vernon, Wooten, Brown, Andrews & Garrett, P.A., counsel for the Company and the Operating Partnership in form and substance reasonably satisfactory to counsel for the Underwriters, dated the Option Closing Date, relating to the Option Notes and otherwise to the same effect as the opinion required by Sections 5(b)(2) and 5(b)(4) hereof.

(4)  The favorable opinion of Clifford Chance US LLP, counsel for the Underwriters, dated the Option Closing Date, relating to the Option Notes and otherwise to the same effect as the opinion required by Sections 5(b)(3) and 5(b)(4) hereof.

(n)  A letter from PricewaterhouseCoopers LLP with respect to the Prospectus, in form and substance satisfactory to you and PricewaterhouseCoopers LLP and dated the Option Closing Date, substantially the same in form and substance as the letter furnished to you pursuant to Section 5(e) hereof, except that the “specified date” in the letter furnished pursuant to this Section 5(k) shall be a date not more than three days prior to the Option Closing Date.

(o)  On the Closing Date and any Option Closing Date are purchased, counsel for the Underwriters shall have been furnished with such certificates, documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Notes as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Operating Partnership and the Company in connection with the issuance and sale of the Notes, as herein contemplated, shall be satisfactory in form and substance to you and counsel for the Underwriters.

If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by you by notice to the Operating Partnership or the Company at any time at or prior to the Closing Date or the Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

Section 6.   INDEMNIFICATION.

(a)  The Operating Partnership and the Company, jointly and severally, agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the 1933 Act or the 1934 Act and any affiliate of any Underwriter within the meaning of Rule 405 under the 1933 Act against any and all losses, claims, liabilities, damages and expenses whatsoever as incurred (including but not limited to attorney’s fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or action), joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement, or in any amendment thereof, or in the Prospectus, or in any amendment thereof or supplement thereto, or in the Disclosure Package, or in any Issuer Free Writing Prospectus, or in any “issuer information” (as defined in Rule 433(h)(2) under the 1933 Act) filed or required to be filed pursuant to Rule 433(d) under the 1933 Act, or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Notes, including any road show or investor presentations made to investors by the Company (whether in person or electronically) (“Marketing Materials”), or (ii) the omission or alleged omission to state in the Registration Statement, or in any amendment thereof, or in the Prospectus, or in any amendment thereof or supplement thereto, or in the Disclosure Package, or in any Issuer Free Writing Prospectus, or in any “issuer information” (as defined in Rule 433(h)(2) under the 1933 Act) filed or required to be filed pursuant to Rule 433(d) under the 1933 Act, or in the Marketing Materials, a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action and all amounts paid in settlement of any such loss, claim, damage, liability or action; provided, however, that the Company and Operating Partnership will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for inclusion therein. This indemnity will be in addition to any liability which the Company may otherwise have.

(b)  Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, the Operating Partnership, each of their directors, each of their officers who sign the Registration Statement, and each person who controls the Company or the Operating Partnership within the meaning of either the 1933 Act or the 1934 Act, to the same extent as the foregoing indemnity from the Company and the Operating Partnership to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Operating Partnership or the Company by or on behalf of such Underwriter specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity will be in addition to any liability which any Underwriter may otherwise have. The Company and the Operating Partnership acknowledge that the list of Underwriters and their respective participation in the sale of the Notes and the statements set forth in the fourth paragraph, the eighth paragraph and the ninth paragraph in the section entitled “Underwriting” in the Prospectus Supplement constitute the only information furnished in writing by or on behalf of any Underwriter for inclusion in the Disclosure Package or the Prospectus.

(c)  Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled, upon written notice delivered to the indemnified party promptly after receiving the aforementioned notice from such indemnified party, to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party and that counsel to the indemnifying party shall not (except with the written consent of the indemnified party) also be counsel to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party does not diligently defend the action after assumption of the defense, (iv) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (v) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (a) the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Underwriters, in the case of parties indemnified pursuant to Section 6(a), and by the Company, in the case of parties indemnified pursuant to Section 6(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such claim or action) unless (x) such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

Section 7.   CONTRIBUTION. In the event that the indemnity provided in Section 6(a) or (b) is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Operating Partnership and the Underwriters severally and not jointly agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending, and any amount paid in settlement of, the same, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company or the Operating Partnership, any contribution received by the Company or the Operating Partnership from persons, other than the Underwriters, who may also be liable for contribution, including persons who control the Company or the Operating Partnership within the meaning of the 1933

Act or the 1934 Act, officers of the Company who signed the Registration Statement and directors of the Company) (collectively “Losses”) to which the Company and Operating Partnership and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Notes; provided, however, that in no case shall any Underwriter be required to contribute any amount in excess of the amount by which the discounts and commissions applicable to the Notes underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Operating Partnership and the Underwriters severally and not jointly shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Operating Partnership on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. The relative benefits received by the Company and the Operating Partnership and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the offering and sale of the Notes contemplated herein (net of underwriting discounts and commissions but before deducting expenses) received by the Company bears to (y) the underwriting discount or commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and the Operating Partnership on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Operating Partnership and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 7, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls an Underwriter within the meaning of either the 1933 Act or the 1934 Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the 1933 Act or the 1934 Act, each officer of the Company and the Operating Partnership who shall have signed the Registration Statement and each director of the Company and the Operating Partnership shall have the same rights to contribution as the Company and the Operating Partnership, subject in each case to the applicable terms and conditions of this Section 7. The obligations of the Underwriters to contribute pursuant to this Section 7 are several in proportion to the respective principal amount of Notes to be purchased by each of the Underwriters hereunder and not joint. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

Section 8.   REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY. All covenants, representations, warranties and agreements contained in this Agreement, or contained in certificates of officers of the Operating Partnership or the Company submitted pursuant hereto or thereto, and the indemnification and contribution provisions contained in Sections 6 and 7 of this Agreement, shall remain operative and in full force and effect, regardless of any termination of this Agreement, or investigation made by or on behalf of any Underwriter or any controlling person, or by or on behalf of the Operating Partnership or the Company, and shall survive delivery of and payment for the Notes.

Section 9.   TERMINATION OF AGREEMENT. (a)  This Agreement may be terminated for any reason at any time by the Operating Partnership, the Company or by the Underwriters upon the giving of 30 days’ written notice of such termination to the other parties hereto.

(b)  The Underwriters may also terminate this Agreement, in their absolute discretion, by notice to the Operating Partnership or the Company, at any time at or prior to the Closing Date or the Option Closing Date, if (i)  there has been, since the Time of Sale or since the respective dates as of which information is given in the Disclosure Package or the Prospectus, a Material Adverse Change, whether or not arising in the ordinary course of business, (ii) except as disclosed in the Disclosure Package and the Prospectus, any proceeding shall be pending or, to the knowledge of the Operating Partnership or the Company threatened against the Operating Partnership, the Company, any of their subsidiaries or any of the Centers before or by any Federal, state or other commission board or administrative agency wherein an unfavorable decision, ruling or finding would reasonably be expected to materially and adversely affect the business, property, financial condition or income of the Company, the Operating Partnership and their subsidiaries, considered as one enterprise, (iii) any downgrading shall have occurred in the Company’s corporate credit rating or the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the 1933 Act) or if any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities, (iv) there has occurred any material adverse change in the financial markets in the United States or if there has occurred any outbreak or escalation of hostilities or acts of terrorism involving the United States, declaration by the United States of a national emergency or war, or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the sole judgment of the Underwriters, impractical or inadvisable to proceed with the offering of the Notes as contemplated by the Disclosure Package and the Prospectus (exclusive of any supplement thereto) or to enforce contracts for the sale of the Notes, or (v)  trading in any of the securities of the Operating Partnership or the Company has been suspended or limited by the Commission or any exchange or in the over-the-counter market, or if trading generally on either the NYSE, the American Stock Exchange or the NASDAQ National Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by any of said exchanges or by order of the Commission or any other governmental authority, or if a banking moratorium has been declared by either Federal or New York State authorities or if there shall have occurred a material disruption in commercial banking or securities settlement, payment or clearance services in the United States.

(c)  In the event of any such termination, (x) the covenants set forth in Section 3 with respect to any offering of Notes shall remain in effect so long as any Underwriter owns any such Notes purchased from the Company pursuant to the this Agreement and (y) the covenant set forth in Section 3(h) hereof, the provisions of Section 4 hereof, the indemnity and contribution agreements set forth in Sections 6 and 7 hereof, and the provisions of Sections 8 and 13 hereof shall remain in effect.

Section 10.   DEFAULT BY AN UNDERWRITER. If any one or more Underwriters shall fail to purchase and pay for any of the Notes agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Notes set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Notes set forth opposite the names of all the remaining Underwriters) the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Notes set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such nondefaulting Underwriters do not purchase all the Notes, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five business days, as the Underwriters shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

Section 11.   NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to c/o Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013; and notices to the Operating Partnership and the Company shall be directed to either of them at 3200 Northline Avenue, Suite 360, Greensboro, North Carolina 27408, attention of Stanley K. Tanger.

Section 12.   PARTIES. This Agreement shall inure to the benefit of and be binding upon you and the Operating Partnership, the Company and any Underwriter who becomes a party to this Agreement, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than those referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Notes from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

Section 13.   GOVERNING LAW AND TIME. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State.

Section 14.   NO FIDUCIARY DUTY. Each of the Company and the Operating Partnership acknowledges and agrees that: (i) the purchase and sale of the Notes pursuant to this Agreement, including the determination of the public offering price of the Notes and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Operating Partnership, on the one hand, and the several Underwriters, on the other hand, and the Company and the Operating Partnership are capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company, the Operating Partnership or their respective affiliates, shareholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company or the Operating Partnership with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Operating Partnership on other matters) and no Underwriter has any obligation to the Company or the Operating Partnership with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company or the Operating Partnership and that the Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company or the Operating Partnership have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate. The Company and the Operating Partnership hereby waives and releases, to the fullest extent permitted by law, any claims that the Company and the Operating Partnership may have against the Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

Section 15.   ENTIRE AGREEMENT. This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Notes, represents the entire agreement between the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, with respect to the preparation of the Prospectus, and the conduct of the offering, and the purchase and sale of the Notes.

Section 16.   COUNTERPARTS. This Agreement may be executed in one or more counterparts, and if executed in more than one counterpart the executed counterparts shall constitute a single instrument.

[The remainder of the page has been left intentionally blank.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Operating Partnership a counterpart hereof, whereupon this instrument, along with all counterparts will become a binding agreement between you, the Operating Partnership and the Company in accordance with its terms.

Very truly yours,

TANGER FACTORY OUTLET CENTERS, INC.

By:  /s/ Stanley K. Tanger

Name: Stanley K. Tanger

Title: Chairman and Chief Executive Officer

TANGER PROPERTIES LIMITED PARTNERSHIP

By: Tanger GP Trust, its general partner

By:  /s/ Stanley K. Tanger

Name: Stanley K. Tanger

Title: Chairman and Chief Executive Officer

CONFIRMED AND ACCEPTED,
as of the date first above written:

CITIGROUP GLOBAL MARKETS INC.
By: /s/ Paul J. Ingrassia
Name:Paul J. Ingrassia
Title: Managing Director

BANC OF AMERICA SECURITIES LLC
By: /s/ Bradley Smith
Name: Bradley Smith
Title: Managing Director

SCHEDULE I

Firm Notes

Underwriter	Principal Amount of Firm Notes
Citigroup Global Markets Inc.	$65,000,000
Banc of America Securities LLC	$65,000,000
Total	$130,000,000

Option Notes

Underwriter	Principal Amount of Option Notes
Citigroup Global Markets Inc.	$9,750,000
Banc of America Securities LLC	$9,750,000
Total	$19,500,000

SCHEDULE II

Disclosure Package

Registration Statement (File No. 333-136448) filed on August 9, 2006, and all documents incorporated by reference therein

Preliminary Prospectus Supplement to Registration Statement (File No. 333-136448) filed on August 10, 2006 (dated August 9, 2006)

Free Writing Prospectus filed on August 10, 2006

SCHEDULE III

Final Term Sheet

Tanger Factory Outlet Centers, Inc.
$130,000,000
3.75% Exchangeable Senior Notes due 2026

Issuer of Debt Securities: Issuer of Common Shares:	Tanger Properties Limited Partnership Tanger Factory Outlet Centers, Inc.
Security:	3.75% Exchangeable Senior Notes due 2026
Principal Amount Offered:	$130,000,000
Over-allotment Option:	$19,500,000
Proceeds Net of Aggregate Underwriting Compensation:	$127,400,000 million (excluding option to purchase up to $19.5 million of additional debentures)
Maturity:	August 15, 2026
Redemption Date:	August 18, 2011
Investor Put Dates:	August 18, 2011, August 15, 2016, August 15, 2021
Annual Interest Rate:	3.75%
Principal Amount per Note:	$1,000
Issue Price:	100.00%
Conversion Premium:	18.00%
Reference Price:	$30.61
Conversion Price:	$36.1198 per Tanger Factory Outlet Centers common share
Initial Conversion Rate:	27.6856 Tanger Factory Outlet Centers common shares per $1,000 principal amount of debentures
Trade Date:	August 10, 2006
Settlement Date:	August 16, 2006
Adjustment to Shares Delivered upon Conversion upon Change in Control:	The following table sets forth the share price and the number of additional shares to be received per $1,000 principal amount of notes:

					Effective Price
Effective Date	$30.61	$32.50	$35.00	$37.50	$40.00	$42.50	$45.00	$47.50	$50.00	$52.50	$55.00	$60.00
August 16, 2006	4.9834	4.0575	2.9845	2.1859	1.5948	1.1554	0.8298	0.5915	0.4153	0.2852	0.1901	0.0705
August 15, 2007	4.9834	4.0706	2.9440	2.1120	1.5007	1.0571	0.7330	0.5002	0.3333	0.2138	0.1289	0.0302
August 15, 2008	4.9834	4.0258	2.8366	1.9711	1.3485	0.9047	0.5915	0.3750	0.2248	0.1236	0.0570	0.0000
August 15, 2009	4.9834	3.8854	26.174	1.7198	1.0951	0.6710	0.3895	0.2071	0.0925	0.0272	0.0000	0.0000
August 15, 2010	4.9834	3.5564	2.1626	1.2293	0.6392	0.2886	0.0979	0.0115	0.0000	0.0000	0.0000	0.0000
August 15, 2011	4.9834	3.0836	0.8858	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact share prices and effective dates may not be set forth in the table, in which case:

(1) if the share price is between two share price amounts in the table or the effective date is between two dates in the table, the additional change in control shares will be determined by straight-line interpolation between the number of additional change in control shares set forth for the higher and lower share price amounts and the two dates, as applicable, based on a 365-day year;

(2) if the share price is in excess of $60.00 per common share of Tanger Factory Outlet Centers (subject to adjustment), no additional change in control shares will be issued upon conversion; and

(3) if the share price is less than $30.61 per common share of Tanger Factory Outlet Centers (subject to adjustment), no additional change in control shares will be issued upon conversion.

Notwithstanding the foregoing, in no event will the total number of common shares issuable upon conversion exceed 32.6691 per $1,000 principal amount of notes.
CUSIP:	875484 AE 7
ISIN Number:	US875484AE79